UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Hercules Technology Growth Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	74-3113410
(Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

400 Hamilton Avenue, Suite 310, Palo Alto, California	94301
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share (“Common Stock”)	New York Stock Exchange

7.00% Senior Notes due 2019 (“Notes”)	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: Not Applicable (Common Stock); 333-179431 (Notes)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

This Form 8-A is being filed in connection with Hercules Technology Growth Capital, Inc.’s, a Maryland corporation (the “Registrant”), transfer of its listing of its common stock, par value $0.001 (the “Common Stock”) from the Nasdaq Global Select Market (“NASDAQ”) to the New York Stock Exchange (the “NYSE”), and the listing of $43,000,000 in aggregate principal amount of its 7.00% Senior Notes due 2019 (the “Notes”) pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on the NYSE.

The Common Stock is expected to be listed on NYSE and to trade thereon on or around April 30, 2012 under the trading symbol “HTGC.” The Registrant is voluntarily delisting its Common Stock from NASDAQ as of the close of business on April 27, 2012. Until that time, the Registrants’ Common Stock will continue to trade on NASDAQ.

The Notes are expected to be listed on NYSE and to trade thereon on or around April 30, 2012 under the trading symbol “HTGZ.”

The following summaries are descriptions of the Registrant’s Common Stock and Notes.

Common Stock

The description of the Common Stock is incorporated herein by reference to the information set for under the heading “Description of Our Capital Stock,” in the Registration Statement on Form N-2 (Registration No. 333-179431) as filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on March 22, 2012, as may be amended from time to time, and was declared effective by the SEC on March 29, 2012 (the “Registration Statement”). Any form of prospectus or prospectus supplement to the Registration Statement that includes such description and that are subsequently filed are also incorporated herein by reference.

Notes

The description of the Notes is incorporated herein by reference to the information set forth under the heading “Description of Our Debt Securities” in the Registrant’s Prospectus included in the Registration Statement on Form N-2 (Registration No. 333-179431) as filed with the SEC under the Securities Act, and the information under the heading “Specific Terms of the Notes and the Offering” in the Registrant’s Prospectus Supplement dated April 11, 2012, as filed with the SEC on April 12, 2012 pursuant to Rule 497 under the Securities Act. The foregoing Prospectus and Prospectus Supplement are incorporated herein by reference.

Item 2. Exhibits

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Number	Exhibit

3.1	Articles of Amendment and Restatement (previously filed as Exhibit (a)(1) of Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 of the Registrant (File No. 333-122950), as filed on May 17, 2005 with the SEC, and incorporated herein by reference).

3.2	Articles of Amendment, dated March 6, 2007 (previously filed as part of the Current Report on Form 8-K of the Registrant, as filed on March 9, 2007 with the SEC, and incorporated herein by reference).

3.3	Articles of Amendment, dated April 5, 2011 (previously filed as part of the Current Report on Form 8-K of the Registrant, as filed on April 11, 2011 with the SEC, and incorporated herein by reference).

3.4	Amended and Restated Bylaws (previously filed Exhibit (b) of Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 of the Registrant (File No. 333-122950), as filed on May 17, 2005 with the SEC, and incorporated herein by reference).

4.1	Specimen certificate of the Registrant’s common stock, par value $0.001 per share (previously filed as Exhibit (d) of Pre-Effective Amendment No. 2 to the Registration Statement on Form N-2 of the Registrant (File No. 333-122950), as filed on June 8, 2005 with the SEC, and incorporated herein by reference).

4.2	Indenture, dated as of March 6, 2012 between the Registrant and U.S. Bank National Association (Filed as Exhibit (d)(7) to the Registrant’s Post-Effective Amendment No. 1 on Form N-2 (Registration No. 333-179431), as filed on April 17, 2012 with the SEC, and incorporated herein by reference).

4.3	First Supplemental Indenture, dated as of April 17, 2012 between the Registrant and U.S. Bank National Association (Filed as Exhibit (d)(8) to the Registrant’s Post-Effective Amendment No. 1 on Form N-2 (Registration No. 333-179431), as filed on April 17, 2012 with the SEC, and incorporated herein by reference).

4.4	Form of 7.00% Senior Note due 2019 (Filed as Exhibit (d)(9) to the Registrant’s Post-Effective Amendment No. 1 on Form N-2 (Registration No. 333-179431), as filed on April 17, 2012 with the SEC, and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 17, 2012

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:	/s/ Scott Harvey
Scott Harvey Secretary and Chief Legal Officer

EXHIBIT INDEX

Number	Exhibit

3.1	Articles of Amendment and Restatement (previously filed as Exhibit (a)(1) of Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 of the Registrant (File No. 333-122950), as filed on May 17, 2005 with the SEC, and incorporated herein by reference).

3.2	Articles of Amendment, dated March 6, 2007 (previously filed as part of the Current Report on Form 8-K of the Registrant, as filed on March 9, 2007 with the SEC, and incorporated herein by reference).

3.3	Articles of Amendment, dated April 5, 2011 (previously filed as part of the Current Report on Form 8-K of the Registrant, as filed on April 11, 2011 with the SEC, and incorporated herein by reference).

3.4	Amended and Restated Bylaws (previously filed Exhibit (b) of Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 of the Registrant (File No. 333-122950), as filed on May 17, 2005 with the SEC, and incorporated herein by reference).

4.1	Specimen certificate of the Registrant’s common stock, par value $0.001 per share (previously filed as Exhibit (d) of Pre-Effective Amendment No. 2 to the Registration Statement on Form N-2 of the Registrant (File No. 333-122950), as filed on June 8, 2005 with the SEC, and incorporated herein by reference).

4.2	Indenture, dated as of March 6, 2012 between the Registrant and U.S. Bank National Association (Filed as Exhibit (d)(7) to the Registrant’s Post-Effective Amendment No. 1 on Form N-2 (Registration No. 333-179431), as filed on April 17, 2012 with the SEC, and incorporated herein by reference).

4.3	First Supplemental Indenture, dated as of April 17, 2012 between the Registrant and U.S. Bank National Association (Filed as Exhibit (d)(8) to the Registrant’s Post-Effective Amendment No. 1 on Form N-2 (Registration No. 333-179431), as filed on April 17, 2012 with the SEC, and incorporated herein by reference).

4.4	Form of 7.00% Senior Note due 2019 (Filed as Exhibit (d)(9) to the Registrant’s Post-Effective Amendment No. 1 on Form N-2 (Registration No. 333-179431), as filed on April 17, 2012 with the SEC, and incorporated herein by reference).